Emerging Markets PRIVATE

	[Sonnenschein Letterhead]


	March 31, 1999


Alleghany Funds
171 North Clark Street
Chicago, Illinois 60601
Attention: President

PIMCO Funds:  Multi-Manager Series
840 Newport Center Drive
Suite 360
Newport Beach, California 92660

Ladies & Gentlemen:

	You have requested our opinion as to certain federal income tax consequences of the transfer of the assets of the PIMCO Emerging Markets Fund ("Target"), a series of the PIMCO Funds:
Multi-Manager Series, a Massachusetts business trust, to the Alleghany/Blairlogie Emerging Markets Fund ("Acquiror"), a series of the Alleghany Funds, a Delaware business trust, in exchange for voting common shares of the Acquiror ("Acquiror Common
Stock") and the assumption by Acquiror of certain of the liabilities of Target, and the distribution of the Acquiror
Common Stock to the holders of voting common shares of Target ("Target Common Stock") in liquidation of the Target ("Reorganization"), all pursuant to an Agreement and Plan of Reorganization (the "Agreement"), in a form substantially the same as the copy attached hereto.

	The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended ("Code"), applicable Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, other current administrative positions of the Internal Revenue Service and existing judicial decisions, all of which are subject to change or modification at any time.

	In connection with the rendering of this opinion, we have reviewed the Agreement, the most recent financial statements and related documents and other materials as we deemed relevant to the rendering of our opinion. In addition, we have relied upon the representations made by the Acquiror, Target and Blairlogie Capital Management ("Advisor"), attached hereto, upon the assumption that all documents we have reviewed are true and accurate, accurately reflect the originals and have been or will be properly executed, and that the Acquiror and Target's actions in connection with the Agreement and the transactions contemplated thereby have been, and will be, conducted in the manner provided in such document, and upon the assumption that representation (b) provided by Target is correct.

	We are members of the bar of the State of New York and are not admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any other jurisdiction other than the federal laws of the United States of America in respect of the opinions set forth herein.

	Based on and subject to the foregoing and provided that all terms of the transaction occur in accordance with the terms of the Agreement, it is our opinion that:

		(1)  	Pursuant to Section 851(g) of the Code, for
federal income tax purposes, the Acquiror and Target will be treated as corporations separate from the other series of the Alleghany Funds and PIMCO Funds, respectively;

		(2)	Although there is no controlling authority on
point, the transfer by the Target of all or substantially all of its assets in exchange for Acquiror shares and the assumption by Acquiror of certain of Target's liabilities and the subsequent liquidation of the Target pursuant to the Reorganization should constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiror and Target should each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.
The conclusions set forth below assume that the conclusion set forth in this paragraph (2) is correct;

		(3)	Pursuant to Sections 357(a), 361(a), (b) and
(c) of the Code, the Target will not recognize any gain or loss as a result of the Reorganization;

		(4)	Pursuant to Section 1032(a) of the Code, the
Acquiror will not recognize any gain or loss on the receipt of the assets of Target in exchange for shares of Acquiror in the Reorganization;

		(5)	Pursuant to Sections 362(b) and 1223(2) of the
Code, the Acquiror's adjusted tax basis and holding period in the assets received from Target in the Reorganization will be the same as the adjusted tax basis and will include the holding period, respectively, of such assets in the hands of the Target immediately prior to the Reorganization;

		(6)	Pursuant to Section 354(a)(1) of the Code, the
shareholders of Target who exchange shares of Target solely for shares of Acquiror in the Reorganization will not recognize any gain or loss;

		(7)	Pursuant to Section 358(a)(1) of the Code, the
aggregate tax basis of Acquiror's common stock received by each shareholder of Target in the Reorganization will be the same as the aggregate tax basis of Target common stock exchanged therefor;

		(8)	Pursuant to Section 1223(1) of the Code, each
former Target shareholder's holding period of Acquiror common stock received in the Reorganization will be determined by including the period for which Target common stock was held by such shareholder at the time of the Reorganization provided that such shareholder held the Target common stock as a capital asset;
and

		(9)	Pursuant to Section 381(c) of the Code, the
Acquiror will succeed to and take into account the tax attributes of the Target described and subject to the conditions and limitations contained therein.

	This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without our written consent. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

	We hereby consent to the filing of this opinion in connection with the Registration Statement on Form N-14 (File No.
333-58079).


						Very truly yours,

					SONNENSCHEIN NATH & ROSENTHAL
7159724.04

 	Although ownership interests in the Acquiror and Target constitute shares of beneficial interests for Massachusetts and Delaware state law purposes, respectively, such interests are considered stock for Federal income tax purposes.



	International Developed PRIVATE

	[Sonnenschein Letterhead]


	March 31, 1999


Alleghany Funds
171 North Clark Street
Chicago, Illinois 60601
Attention: President

PIMCO Funds:  Multi-Manager Series
840 Newport Center Drive
Suite 360
Newport Beach, California 92660

Ladies & Gentlemen:

	You have requested our opinion as to certain federal income tax consequences of the transfer of the assets of the PIMCO International Developed Fund ("Target"), a series of the PIMCO
Funds: Multi-Manager Series, a Massachusetts business trust, to the Alleghany/Blairlogie International Developed Fund
("Acquiror"), a series of the Alleghany Funds, a Delaware business trust, in exchange for voting common shares of the Acquiror ("Acquiror Common Stock") and the assumption by Acquiror of certain of the liabilities of Target, and the distribution of the Acquiror Common Stock to the holders of voting common shares of Target ("Target Common Stock") in liquidation of the Target ("Reorganization"), all pursuant to an Agreement and Plan of Reorganization (the "Agreement"), in a form substantially the same as the copy attached hereto.

	The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended ("Code"), applicable Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, other current administrative positions of the Internal Revenue Service and existing judicial decisions, all of which are subject to change or modification at any time.

	In connection with the rendering of this opinion, we have reviewed the Agreement, the most recent financial statements and related documents and other materials as we deemed relevant to the rendering of our opinion. In addition, we have relied upon the representations made by the Acquiror, Target and Blairlogie Capital Management ("Advisor"), attached hereto, upon the assumption that all documents we have reviewed are true and accurate, accurately reflect the originals and have been or will be property executed, and that the Acquiror and Target's actions in connection with the Agreement and the transactions contemplated thereby have been, and will be, conducted in the manner provided in such document, and upon the assumption that representation (b) provided by Target is correct.

	We are members of the bar of the State of New York and are not admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any other jurisdiction other than the federal laws of the United States of America in respect of the opinions set forth herein.

	Based on and subject to the foregoing and provided that all terms of the transaction occur in accordance with the terms of the Agreement, it is our opinion that:

		(1)  	Pursuant to Section 851(g) of the Code, for
federal income tax purposes, the Acquiror and Target will be treated as corporations separate from the other series of the Alleghany Funds and PIMCO Funds, respectively;

		(2)	Although there is no controlling authority on
point, the transfer by the Target of all or substantially all of its assets in exchange for Acquiror shares and the assumption by Acquiror of certain of Target's liabilities and the subsequent liquidation of the Target pursuant to the Reorganization should constitute a reorganization within the meaning of Section 368(a) of the Code, and Acquiror and Target should each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.
The conclusions set forth below assume that the conclusion set forth in this paragraph (2) is correct;

		(3)	Pursuant to Sections 357(a), 361(a), (b) and
(c) of the Code, the Target will not recognize any gain or loss as a result of the Reorganization;

		(4)	Pursuant to Section 1032(a) of the Code, the
Acquiror will not recognize any gain or loss on the receipt of the assets of Target in exchange for shares of Acquiror in the Reorganization;

		(5)	Pursuant to Sections 362(b) and 1223(2) of the
Code, the Acquiror's adjusted tax basis and holding period in the assets received from Target in the Reorganization will be the same as the adjusted tax basis and will include the holding period, respectively, of such assets in the hands of the Target immediately prior to the Reorganization;

		(6)	Pursuant to Section 354(a)(1) of the Code, the
shareholders of Target who exchange shares of Target solely for shares of Acquiror in the Reorganization will not recognize any gain or loss;

		(7)	Pursuant to Section 358(a)(1) of the Code, the
aggregate tax basis of Acquiror's common stock received by each shareholder of Target in the Reorganization will be the same as the aggregate tax basis of Target common stock exchanged therefor;

		(8)	Pursuant to Section 1223(1) of the Code, each
former Target shareholder's holding period of Acquiror common stock received in the Reorganization will be determined by including the period for which Target common stock was held by such shareholder at the time of the Reorganization provided that such shareholder held the Target common stock as a capital asset;
and

		(9)	Pursuant to Section 381(c) of the Code, the
Acquiror will succeed to and take into account the tax attributes of the Target described and subject to the conditions and limitations contained therein.

	This opinion is solely for your information and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to or relied upon by any governmental agency or other person without our written consent. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

	We hereby consent to the filing of this opinion in connection with the Registration Statement on Form N-14 (File No.
333.58079).


						Very truly yours,

					SONNENSCHEIN NATH & ROSENTHAL
7159760.04

 	Although ownership interests in the Acquiror and Target constitute shares of beneficial interests for Massachusetts and Delaware state law purposes, respectively, such interests are considered stock for Federal income tax purposes.